Exhibit 10.9

Certain information marked as “XXXX” has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential.

Consulting Service Agreement

Party A: Cloud Data Network Limited

Address: 4th Floor, HO KING COMM CTR, 2-16 FAYUEN ST MONGKOK KOWLOON, HONG KONG

Authorized Representative: York

Contact Number: XXXX

Party B: Zhongshan Weijia Network Technology Limited

Address: XXXX, Zhongxing Street, Hongji Road, Shiqi District, Zhongshan City

Authorized Representative: XXXX

Contact Number: XXXX

Through friendly consultation, and adhering to the principles of honesty, trustworthiness, and cooperation, Party A and Party B have reached the following agreement regarding Party B’s provision of product technology R&D consulting services, network operation consulting services, and technical operation and maintenance services entrusted by Party A. Both parties shall comply with the following terms.

Article 1: Service Content, Methods, and Requirements

1. Service Content: Party B shall provide Party A with: (1) Network operation and maintenance monitoring services, including 24/7 power environment monitoring services and 24/7 network monitoring services; (2) Fault handling assistance services, including helping users diagnose and analyze problems, notifying vendors or system integrators for hardware RMA, assisting with replacement after spare parts arrive, and sending defective parts back to the vendor for repair; assisting with remote support such as hard disk installation/replacement and server restarts.

2. Service Method: A graded response mechanism shall be established:

Priority	Response Time	Applicable scene
PO (urgent)	≤15 minutes	The whole network is down and the core business is down
P1 (High)	≤1 hour	Local network failure, performance degradation
P2 (medium)	≤4 hours	Non-critical business affected
P3 (low)	≤24 hours	Consulting or optimization needs

Services shall be provided via: (1) On-site technical support; (2) Telephone and email technical support; (3) Remote network technical support, ensuring full 24/7 service coverage.

3. Service Requirements: Party B shall allocate a dedicated professional technical service team, including 2 senior project managers and 5–7 technical service staff, to ensure timely and effective responses to Party A’s feedback.

Article 2: Rights and Obligations of Both Parties

1. Party A’s rights and obligations include:

(1) Appointing a person in charge to coordinate relevant work and sign related documents;

(2) Providing necessary information, data, and materials to Party B, as well as auxiliary equipment as required;

(3) Supervising Party B’s service performance and requesting relevant data or materials as necessary;

(4) Paying Party B according to the Agreement;

(5) Other obligations as required by this Agreement.

2. Party B’s rights and obligations include:

(1) Appointing a person in charge to coordinate relevant work and sign related documents;

(2) Providing qualified staff in products, operations, design, maintenance, and customer service, as required by Party A;

(3) Taking immediate measures and notifying Party A in case of emergencies, and submitting a written report within 12 hours;

(4) Cooperating with Party A during Agreement changes or termination to ensure smooth service transition, including handover of information, materials, and facilities;

(5) Other obligations as required by this Agreement.

Article 3: Term of Cooperation

This Agreement is valid for 3 years, from July 1, 2022, to June 30, 2025. The first 3 months shall be a trial period. If Party A deems Party B’s services unsatisfactory at the end of the trial, Party A may terminate without liability. If not terminated in advance, both parties may negotiate renewal upon expiration.

Article 4: Fees and Payment

1. The service fee under this Agreement is RMB 400,000 per month.

2. Fees are paid quarterly. The first payment of RMB 1,200,000 shall be made within 3 working days of signing. Subsequent payments shall be made within the first 5 working days of each quarter.

3. Party B’s payment account details:

Bank: XXXX

Account Name: Zhongshan Weijia Network Technology Limited

Account Number: XXXX

Bank Address: XXXX

Article 5: Confidentiality

1. Both parties agree to maintain strict confidentiality of this Agreement and related information, disclosing only when necessary for cooperation or as required by authorities. Disclosure without prior written consent is prohibited.

2. Confidentiality obligations remain effective indefinitely, even after termination, except for legally required disclosures or disclosures necessary for cooperation.

Article 6: Liability for Breach

1. If either party directly or indirectly violates any provision of this Agreement, or fails to undertake, or undertakes untimely or insufficiently, any obligations under this Agreement, the non-breaching party shall have the right to notify the breaching party in writing to correct its breach and take adequate, effective, and timely measures to eliminate the consequences of the breach. The breaching party must make remedies. If the breaching party fails to take any remedial measures within fifteen (15) days after receiving the notice, the non-breaching party shall have the right to notify the breaching party in writing to terminate the cooperation.

2. If either party commits pre-contractual fault, fraudulent performance, or a fundamental breach during the performance of this Agreement, resulting in the Agreement being impossible to perform or continuation of performance being manifestly unfair, the non-breaching party shall, in addition to notifying the breaching party in writing to terminate this Agreement, also have the right to claim compensation for all direct economic losses and rights protection costs incurred, including but not limited to attorney’s fees and notarial fees.

Article 7: Governing Law and Dispute Resolution

Disputes shall first be resolved amicably. If unresolved, they shall be submitted to Shenzhen International Arbitration Court, arbitration held in Shenzhen, conducted in Chinese, under relevant laws of the PRC Hong Kong region.

Article 8: Force Majeure

1. “Force Majeure” refers to unforeseeable, uncontrollable events that prevent performance, including policy changes, natural disasters, war, strikes, public health emergencies, power or communication failures, system failures, equipment failures, or cyber-attacks.

2. The affected party shall promptly notify the other in writing and provide proof.

3. No liability shall apply if performance is delayed or prevented due to force majeure.

Article 9: Miscellaneous

1. This Agreement becomes effective upon signature and seal by both parties.

2. It may terminate under:

(1) Mutual agreement;

(2) Force majeure;

(3) Regulatory or other adverse causes;

(4) Breach causing material harm;

(5) Expiration without renewal;

(6) Other legal or agreed termination conditions;

(7) Violation of this clause.

3. Uncovered matters shall be resolved via supplementary written agreements signed by both parties.

4. This Agreement is executed in duplicate; both parties hold one copy with equal legal effect.

5. This Agreement becomes effective upon signature and seal by both parties.

(The following is the signature page of this agreement.)

Party A (Seal):

Authorized Representative (signature):

Name: York

Title:

Date: June 29, 2022

Party B (Seal):

Authorized Representative (signature): XXXX

Name: XXXX

Title: XXXX

Date: June 29, 2022